                                                                   Exhibit 10.13

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of the Company's confidential treatment request.

                 SABRE SUBSCRIBER AGREEMENT - (UNITED STATES)

     This SABRE* Subscriber Agreement (the "Agreement") is entered into by and between The SABRE Group, Inc. ("TSG") and the undersigned ("Customer"), effective as of December 31, 1998 ("Effective Date") regarding the provision of products and services set forth herein to Customer's locations within the United States and its territories.


1.   LEASE TERM

1.1 Lease. For the term specified in Article 1.2 below, TSG shall lease to Customer the System, as defined herein.

1.2 Term. The lease term of the System identified on Schedule A shall commence on the Effective Date and shall continue for 60 months ("Initial Term"). The lease term of any additional System installed prior to the twenty-fourth (24th) month after the Effective Date shall terminate at the end of the Initial Term. Commencing on the twenty-fifth (25th) month, any additional System installed shall have a term of sixty (60) months from the date of its installation ("Additional Term"). Any additional System installed after the Effective Date shall be subject to the same terms and conditions as this Agreement.

2.   DEFINITIONS

The following terms shall have the following meanings in this Agreement:

2.1 Agreement means this SABRE Subscriber Agreement, and all Amendments, Schedules and Supplements made a part hereof.

2.2  Charges has the meaning given in Article 3.2.

2.3 Communication Protocol means the rules or standards on how data transmission takes place across computer networks.

2.4 Confidential Information means this Agreement, any and all applicable rights to patents, copyrights, trademarks and trade secrets, proprietary and confidential information of TSG or Customer, their affiliates, subsidiaries, successors or assigns concerning their past, present or future research, development, business activities or affairs, finances, properties, methods of operation, processes and systems, agreements (including without limitation private fare or special discount agreements) related to the business of TSG or Customer.

2.5 Information Provider means any party, other than Customer, which provides information for inclusion in the SABRE System, including, without limitation, Reed Elsevier Inc., the publisher of the Official Airline Guide.

2.6 Instructions means any and all manuals, operating procedures, manufacturer's recommendations, rules, and instructions delivered or made available to Customer by TSG either in hard-copy or via the SABRE System, and which must be complied with by Customer. Such Instructions may be unilaterally revised or amended by TSG at any time.

2.7 Internet means the global computer network commonly referred to as the "Internet".

2.8 Internet Connection means any connection between the Internet and the SABRE System or System for the purpose of allowing clients of Customer to make direct reservations for the products and services offered in the SABRE System.

2.9 ISP means any third party computer network which connects Customer or its employees to the SABRE System or the System via the Internet. ISPs and ISP supplied equipment such as datalines or browser software are not included in the definitions of the SABRE System or the System.

-----------------
*SABRE is a registered trademark of a subsidiary of The SABRE Group, Inc.

2.10 Non-SABRE Traffic means data other than that passing to and from the SABRE System which is transmitted and received by Customer using the System.

2.11 Non-Standard System means any hardware, software, communication access devices or firmware not acquired from TSG, including any such Non-Standard System acquired from an ISP.

2.12 PNR means a passenger name record created in the SABRE System.

2.13 Participant means any air carrier (including scheduled, charter, domestic and international airlines), car rental company, surface transportation carrier, hotel or lodging provider, railroad, steamship company, cruise or tour operator or other vendor of travel related products, information or services which has an agreement with TSG for the display of information regarding its products or services in the SABRE System.

2.14 Prohibited Segment means a Travel Service Segment for which no corresponding space has been reserved within the transporting carrier's internal reservation system.

2.15 SABRE Booking means an airline, hotel, tour, rental car or cruise Segment that obligates a Participant to pay a booking fee to TSG and that is created in or processed through the SABRE System by Customer during any one calendar month or that is secured to Customer's location, less cancellations made prior to the Segment Activity Date. SABRE Bookings are credited in the latter of (i) the calendar month in which the Segment Activity Date occurs or (ii) the calendar month in which the Segment is actually processed by the SABRE System for billing to the Participant. SABRE Bookings may include additional product or service Segments in the future at TSG's sole discretion.

2.16 SABRE Component means all memory, disk storage space, ports and any other element of the Standard Equipment.

2.17 SABRE Licensee means a person or entity licensed to market the SABRE System in a designated area of the world.

2.18 SABRE Subscriber means a person or entity, other than an airline, which utilizes the SABRE System to make reservations. The term "SABRE Subscriber" shall include any person or entity making reservations through any version of the SABRE System or through a SABRE Licensee.

2.19 SABRE System means TSG's global distribution system (commonly referred to as a computerized reservation system) which collects, stores, processes, displays and distributes information through computer terminals concerning air and ground transportation, lodging and other travel related products and services offered by travel suppliers and which enables SABRE Subscribers to (i) reserve or otherwise confirm the use of, or make inquiries or obtain information in relation to, such products and services and/or (ii) issue tickets for the acquisition or use of such products and services.

2.20 Schedule A means the document reflecting the Charges and any applicable discounts for the System as amended by any additional documents.

2.21 Segment means (a) for airline bookings, each separate flight segment reservation identified by a separate flight number in a PNR, multiplied by the number of passengers booked in such PNR for such flight segment; (b) for hotel bookings, each separate reservation that is processed through the SABRE System with an action status code of HK, KK or KL regardless of the number of rooms, suites or other accommodations or the number of persons or the duration of the stay; (c) for car rental bookings, each separate reservation that is processed through the SABRE System with an action status code of HK, KK or KL regardless of the number of vehicles or persons or the duration of the rental; and (d) for cruise and tour bookings, each separate reservation that is created in or processed through the SABRE System and confirmed by that Participant, regardless of the number of cabins or travelers or the duration of the cruise or tour. The term Segment does not include Prohibited Segments.

2.22 Segment Activity Date means the first date listed in a PNR for the relevant Segment.

2.23 Site means Customer's location at which the System is to be installed as identified on Schedule A.

2.24 Standard Equipment means the items of hardware and communication access devices, including, without limitation, communication data lines and networks, leased to Customer by TSG in accordance with this Agreement and identified on Schedule A.

2.25 Supplement means a document reflecting any changes to the System, and/or Charges or discounts related thereto, all as agreed to by the parties. A Supplement will be provided by TSG upon request of Customer.

2.26 System means the Standard Equipment, SABRE Component, System Software and/or Internet Connection.

2.27 System Software means that software delivered by TSG to Customer.

2.28 Transaction means a grouping of characters transmitted to the SABRE System whether such transmission is made in the SABRE System manually or automated, including transmissions made through an Internet Connection. Each transmission to the SABRE System from Customer constitutes one Transaction. No input message may exceed three hundred (300) characters in length.

2.29 Transaction Limit has the meaning given in Article 10.3.

2.30 Transaction Ratio has the meaning given in Article 3.3.

2.31 Travel Service Segment means a SABRE Booking entered in the SABRE System with an action status code of GK, GL, BK, BL, HN, YK, HK*, or HL*.

3.   CHARGES AND PAYMENTS

3.1 Prepayment. Upon execution of this Agreement by Customer, Customer shall pay to TSG the non-refundable prepayment as shown on Schedule A. If the System is installed, the prepayment shall be credited against the Customer's first Charges.

3.2 Charges. All amounts payable to TSG ("Charges") shall be due and payable in United States dollars within fifteen (15) days of the date of TSG's invoice, without setoff or counterclaim.

3.3 Additional Charges. Customer agrees to pay to TSG additional Charges at TSG's then prevailing rate for services and materials including without limitation the following: (a) the installation or removal of Standard Equipment; (b) Standard Equipment relocation within the Site; (c) each Site disconnect or relocation to different premises; (d) modifications, upgrades, enhancements or additions of Standard Equipment and/or System Software; (e) any applicable fees for non-compliance with any payment terms; (f) installation of peripheral devices requested by Customer; (g) processing Transactions which exceed the level of one hundred thirty (130) Transactions per SABRE Booking ("Transaction Ratio"); (h) materials for use with the Standard Equipment, including, but not limited to, ticket stock for use with thermal ticket printers; and (i) connecting the System to other TSG approved networks or systems. The Transaction Ratio is subject to change by TSG upon thirty (30) days advance notice to Customer.

3.4 Variables. If Customer elects to use certain variables including, without limitation, Ticketing and Invoice/Itinerary functions or Microfiche, Customer shall pay all Charges for much variables based an TSG's then prevailing rate.

3.5 Increases. TSG shall have the right to increase, the Charges, other than the Fixed Monthly Charges identified on Schedule A, for the remaining term of this Agreement upon thirty (30) days advance written notice to Customer. If the increase exceeds ten percent (10%) of the Charges in any consecutive twelve month period, Customer may terminate this Agreement upon written notice to TSG within fifteen days of receipt of TSG's notice of the increase. Notwithstanding the foregoing, the Charges for data lines or other communication access devices, shall be subject to increase, at any time and without limitation, to cover any increase in the cost imposed upon TSG by the telecommunications vendor.

3.6 Modifications. TSG's completion of any modification to the System or Customer's payment of any revised Charges related thereto, whichever occurs first, constitutes acceptance and ratification of the modifications to the System and the revised Charges and/or discounts related thereto.

3.7 Interest. Charges not paid when due shall accrue interest at the rate of eighteen percent (18%) per annum or the highest rate permitted by the governing law indicated in Article 15.1, whichever is less.

3.8 Taxes. Customer shall pay any taxes, or assessments including any interest or penalty thereon levied as a result of this Agreement, excluding taxed measured by the net income of TSG. Customer shall indemnify and hold harmless TSG from all costs, fines and expenses (including reasonable legal costs) incurred by TSG resulting from Customer's failure to pay taxes as provided in this Article.

4.   INSTALLATION AND DELIVERY

4.1 Delivery. TSG shall arrange for delivery of the System F.O.B. the Site, on the estimated installation date, as identified on Schedule A.

4.2 Installation. Subject to Article 4.3, TSG shall install, or cause to be installed, the System at the Site. Customer shall allow installation of the System at the Site. Customer's failure to do so or to give adequate assurance that it will do so on the estimated installation date will constitute an Event of Default pursuant to Article 14.1.2.

4.3 Customer's Obligations Prior to Installation. Customer, at its expense, shall be responsible for preparing, on or before the estimated installation date, the Site for the System in accordance with the Instructions. If installation of the System is prevented or delayed because of Customer's failure to prepare the Site, TSG shall use reasonable efforts to install the System upon Customer's compliance with this Article and upon payment of all reasonable expenses incurred by TSG resulting from Customer's failure to prepare the Site.

4.4 Relocation and Possession. Customer shall at all times keep the System in its sole possession and control at the Site. Customer shall not move any part of the System from the Site without first obtaining the written consent of TSG. Such consent will not be unreasonably withhold.

4.5 Communication Access. Except when Customer utilizes an ISP to access the SABRE System, TSG or its designated third party shall install the necessary communication access device to connect the System to the SABRE System and other approved systems or networks. All such devices are either owned by TSG or such third-party, are subject to this Agreement, and shall be returned to TSG or the third-party as TSG directs upon termination of the Agreement.

4.6  Non-Standard System.

     4.6.1 Subject to Customer's compliance with all other terms and conditions of this Agreement, TSG agrees to allow Customer to connect or use Non-Standard System with the System without TSG's prior written consent, except to the extent that such Non-Standard System consists or communications data lines, emulator boards, gateways, routers, ticket printers or other devices connecting directly to the System or SABRE System ("Reserved Equipment"). TSG consent for Reserved Equipment shall be conditioned upon TSG certification and approval prior to its use with the System. Such consent may be withheld in order to preserve the integrity of the SABRE System and the System.

     4.6.2 Customer shall represent and warrant to TSG that the Non-Standard System and its connection to the System conforms in all respects to TSG's Non-Standard System standards and specifications, a copy of which Customer may request from TSG, and will not be altered or modified without prior notice to TSG.

     4.6.3 Customer shall remove all Non-Standard System placed on or within the Standard Equipment prior to TSG's removing such Standard Equipment from Customer's Site. TSG disclaims, and Customer hereby waives and indemnifies, any responsibility or liability on the part of TSG, under any theory whatsoever, for any Non-Standard System that Customer has failed to remove from the Standard Equipment prior to TSG's removing such Standard Equipment from Customer's site.

     4.6.4 Customer shall not use Non-Standard System in conjunction with the System for any function not specifically outlined in this Agreement and any use or attempted use for any other function shall constitute an Event of Default under Article 14.1.2.

     4.6.5 Customer shall also ensure that TSG has access to Customer's Site on request for conducting on-site inspections, testing or to oversee installation of the Non-Standard System. Customer is responsible for ensuring that any Standard Equipment at Customer's Site is connected to the System for the purposes of performing testing and diagnostics on such Standard Equipment by TSG's designated agent. If TSG reasonably determines that the Non-Standard System is causing, or contributing to, a problem with the System, the SABRE System or another SABRE Subscriber's access to or operation of the SABRE System, then TSG has the right to immediately restrict access to the SABRE System upon notice to Customer as provided for in this Agreement and TSG shall have no liability to Customer for such restriction of access.

     4.6.6 Customer agrees that its continued right to maintain the connection between the Non-Standard System and the System and/or the SABRE System and to use the Non-Standard System in connection with the Standard Equipment shall be dependent upon Customer's full cooperation with requests by TSG to repair, alter, modify, or where necessary, de-install the Non-Standard System if TSG reasonably determines that the Non-Standard System, or a component thereof, is impairing the System, the SABRE System or another SABRE Subscriber's access to or operation of the SABRE System.

     4.6.7 Customer shall pay TSG's then prevailing rate for all employee resources expended by TSG for, but not limited to, TSG's monitoring of the installation of the Non-Standard System and/or expended in connection with on-site, inspection and/or testing of the Non-Standard System after installation, service calls and any travel and incidental expenses incurred by TSG's personnel or vendors for the conduct of such monitoring, inspecting, testing or service calls; provided, however, that after the initial installation of the Non-Standard System, TSG will make such on-site inspections or test only where it reasonably believes that the Non-Standard System is impairing the System, the SABRE System or another SABRE Subscriber's access to or operation of the SABRE System.

     4.6.8 Customer agrees that TSG has first and complete access to the SABRE Component. If, as a result of Customer's use of Non-Standard System, an upgrade of the SABRE Component is required, Customer shall comply with the applicable provisions of this Agreement.

     4.6.9 TSG reserves the right to modify the SABRE System or the System, even if such modification requires changes in Customer's Non-Standard System. TSG will make reasonable efforts to notify Customer in advance of such changes. Any expenses incurred in modifying Customer's Non-Standard System to conform to the SABRE System or System modifications shall be the sole responsibility of Customer.

4.7 Acceptance of System. Upon installation of the System and establishment of a successful connection with the SABRE System and any other TSG approved systems or networks, Customer shall be deemed to have accepted the System. Any use of the System, additional System and/or Non-Standard System further constitutes acceptance of this Agreement by Customer.

5.   REPAIRS AND MAINTENANCE

5.1 Repairs and Maintenance. Upon prompt notification from Customer, TSG or its designated agent shall promptly repair and maintain or replace the Standard Equipment provided that the Standard Equipment has been subject to reasonable operation. Customer shall not make any modifications nor attempt to perform repairs or maintenance of any kind to the System.

5.2 Limitation. TSG is not responsible for repairs and maintenance of any Non-Standard System or other hardware, software or communication access devices at Customer's Site or at the locations of other TSG approved systems or networks beyond the point at which they are connected to the System and/or the SABRE System.

5.3 Notification. Customer shall promptly inform TSG of any breakdown of the Standard Equipment by contacting SABRE Customer Services. Customer shall maintain a record of all occasions upon which repair or maintenance service is performed and make such records available to TSG upon request.

5.4 Charges. Repair or maintenance services on Standard Equipment during normal business hours (9:00 a.m. to 6:00 p.m. local time, Monday through Friday, excluding legal holidays) are included in the Charges, provided that the Customer has not been negligent and the Standard Equipment has been subject to reasonable operation; otherwise, Customer will be charged a service fee in accordance with TSG's or its independent contractor's then prevailing rates.

5.5 Non-Standard System. All maintenance of the Non-Standard System shall be the sole responsibility of the Customer. TSG will accept calls to SABRE Customer Services regarding a malfunction of the Non-Standard System if TSG determines that the malfunction is not attributable to the Non-Standard System. Customer shall pay TSG's then prevailing maintenance charges for any maintenance calls for the SABRE System or the System if TSG reasonably determines that the problems were caused by or attributable to the Non-Standard System.

6.   TITLE AND OWNERSHIP OF SYSTEM

The System leased hereunder shall remain the property of TSG. Customer shall not in any other manner dispose of the System or any part thereof or suffer any lien or legal process to be incurred or levied on the System.

7.   INSURANCE

7.1 General. Customer shall take all necessary precautions to protect the System installed at Customer's Site.

7.2 At its own cost, Customer shall procure and maintain insurance, from an insurer and on terms and conditions acceptable to TSG, insuring the System against all risk of loss or damage, including, without limitation, the risk of fire, theft and any other such risks as are customarily insured in a standard all risk policy. Such insurance shall also provide the following:

     7.2.1 Full replacement value coverage for the Standard Equipment, which value is set forth on Schedule A;

     7.2.2 An endorsement naming TSG as a co-insured and as a loss payee to the extent of its interest in the Standard Equipment; and

     7.2.3  An endorsement requiring the insurer to give TSG at least thirty
(30) days prior written notice of any intended cancellation, non-renewal, material change in coverage or, within thirty (30) days of the event, written notice of any default in the payment of a premium.

7.3 Risk of loss for and damage to the System shall pass to the Customer upon delivery of the System to the Site.

7.4 TSG may request at any time proof of such insurance and/or other form of surety from Customer. The failure of Customer to produce such proof or surety within thirty (30) days of the request by TSG will be considered an Event of Default as defined in Article 14.1.2 herein.

8.   TITLE AND OWNERSHIP OF CONFIDENTIAL INFORMATION

8.1 Each party's Confidential Information shall remain that party's exclusive property.

8.2 Each party shall maintain the confidentiality of the other party's Confidential Information at all times during and after the term or this Agreement. Neither party shall use, sell, sublicense, transfer, publish, disclose, display, or otherwise make available to others, except as authorized in this Agreement the Confidential Information of the other party or any other material relating to the Confidential Information of the other party nor shall either party permit its officers, employees, agents, contractors or subcontractors to divulge the other party's Confidential Information without that party's prior written consent.

8.3 Customer shall use the data, other then Non-SABRE Traffic, transmitted under this Agreement ("Data") solely for the benefit of itself and its customers in connection with rendering the following services: (i) air carrier, hotel, car and rail reservations, including schedule quotations; (ii) customer accounting and record keeping activities; or (iii) the sale of or reservations for other miscellaneous products or services offered in the SABRE System. Customer shall not publish, disclose or otherwise make available to any third party any compilation of Data obtained from the SARRE System. However, Customer may use specific Data for the benefit of its customers in connection with any reservation or schedule quotation production of a hard copy travel itinerary, invoice, statement or ticket.

8.4 Nothing in this Agreement shall be interpreted to limit in any way TSG's right to use, market, sell or publish any booking related data subject only to any applicable laws or regulations.

9.   SYSTEM SOFTWARE LICENSE

9.1 Ownership of System Software. Customer acknowledges that TSG or the original manufacturer of the System Software, as applicable, owns or has licensed from the owner, copyrights in the respective System Software and that ownership and title are retained by the manufacturer or its licensor. All applicable rights to patents, copyrights, trademarks, and trade secrets inherent in the System Software and pertinent thereto are and shall remain TSG's or the original manufacturer's sole and exclusive property. Any copy of such System Software must incorporate any copyright, trade secret, or trademark notices or legends appearing in the original version delivered to Customer.

9.2 Grant of License. Subject to the provisions of this Agreement and for the term specified in Article 1.2, either TSG or the original manufacturer grants to Customer a non-transferable, non-exclusive limited license to use the System Software subject to the following restrictions: (a) Customer shall use the System Software solely in connection with its use of the SABRE System, (b) the System Software shall be used and installed solely at the Site and solely used on the Standard Equipment or Non-Standard System authorized under Article 4.6,
(c) the System Software shall be used solely for internal purposes and only in the ordinary course of business, (d) Customer shall not compile, reverse compile, decompile, disassemble, reverse assemble or reverse engineer the System Software or any portion thereof, (e) the System Software shall not be copied or reprinted in whole or in part except (i) a reasonable number of copies of each program may be made in machine readable form for reasonable archival or backup purposes or (ii) when TSG has granted permission to do so, (f) Customer shall not lease, sell, license, sublicense or otherwise transfer the System Software to any other party, and (g) the terms of this Agreement shall govern the System Software license unless modified by a license which may be associated with a particular software product, wherein the license associated with that particular software product shall govern.

9.3 Modification Rights. Customer shall not modify the System Software or merge such software into other programs or create derivative works based on such software. Additionally, Customer shall not delete or cause to be deleted the System Software from the Standard Equipment. Notwithstanding anything to the contrary contained herein, noncompliance with this provision shall constitute an Event of Default under this Agreement and this Agreement shall immediately terminate and Customer shall be obligated to pay TSG damages as specified in
Article 14.2 hereof.

9.4 Upgrades and Modifications. All tangible objects containing or relating to the System Software are the sole and exclusive property of TSG or the manufacturer. In the event TSG modifies the System Software, it may deliver such modified System Software to Customer at its then current charge, if any, and Customer shall promptly return to TSG any and all tangible objects relating to all previous versions of the System Software as provided in Article 15.7. Customer shall be solely responsible for protecting all software not obtained from TSG hereunder and the data related thereto in the event of a software upgrade. Customer, in order to receive an upgraded or updated program, shall comply with any and all terms, conditions and Instructions requested by TSG.

9.5  Operating Program.

     9.5.1 Customer acknowledges that the System Software may incorporate, in part, copyrighted materials pertinent to the Operating Program as identified on Schedule A ("Operating Program"). Customer agrees that such copyrighted portions shall be subject to the Operating Program copyright and license.

     9.5.2 If Customer requires additional Operating Programs, Customer shall notify TSG and TSG will provide Customer with additional copies to support additional video agent sets pursuant to this Agreement.

     9.5.3 Customer will look only to TSG and not to the manufacturer for any support, maintenance, assistance and upgrades and the like with respect to the Operating Program and the manufacturer shall have no liability to Customer in relation to the Operating Program.

     9.5.4 No action, regardless of form, arising out of the license of the Operating Program may be brought more then two years after the cause of action has arisen.

     9.5.5 Customer shall physically retain a copy of the Conditions of Use for SABRE Users (Attachment I) with each applicable video agent set or dedicated fileserver/processor eligible to use such Operating Program.

10.  OPERATION OF THE SABRE SYSTEM AND THE SYSTEM

10.1 Operation of System.

     10.1.1 The SABRE System and the System shall be operated by Customer or solely for the purposes and functions expressly permitted by this Agreement and in strict accordance with the Instructions. Customer shall not in any way utilize the System for the direct or indirect purpose of bypassing or circumventing the SABRE System in communicating in any way with Participants. Any violation of this provision will be deemed an Event of Default under Article 14.1.2.

     10.1.2 Customer may use the System to transmit and receive Non-SABRE Traffic only from those systems or networks approved in writing by TSG. Customer acknowledges that in cases of communications capacity limits being reached, data transmission through the System with the SABRE System will be given priority over any Non-SABRE Traffic.

     10.1.3 Customer shall access the SABRE System only through the System, an ISP or another system or device authorized in writing by TSG.

     10.1.4 Customer shall take all precautions necessary to prevent unauthorized operation or misuse of the SABRE System or the System, including without limitation, speculative booking, shell bookings, reservation of space in anticipation of demand, or improper record or access. In the event of misuse of the SABRE System or the System, TSG reserves the right, in addition to all rights under the Agreement, to immediately terminate the Agreement.

     10.1.5 Customer shall not enter any Prohibited Segments into the SABRE System. Prohibited Segments so entered shall not be calculated in determining productivity levels under the Agreement. All Travel Services Segments shall be removed from the SABRE System should corresponding space be canceled direct via telephone with the transporting carrier.

10.2 Non-Exclusivity. This Agreement is not exclusive and nothing in the Agreement is intended to preclude or prohibit Customer from using any other computerized [illegible] expected use of the System is the Fixed Monthly Discount Booking Level stated in Schedule A.

10.3 Transaction Volume. Notwithstanding the provisions of Article 3.3(g), TSG shall have the right, upon thirty (30) days notice to Customer to limit Customer to generating no more then one hundred thirty (130) Transactions per SABRE Booking ("Transaction Limit"). The Transaction Limit may be changed by TSG upon thirty (30) days advance notice to Customer.

10.4 Training. TSG will make available introductory SABRE System training during the installation process. For purposes of this Article, the installation process is defined as anytime between contract signing by both Customer and TSG through two months after installation is complete.

     10.4.1 Upon written request from Customer, at such time that installation is complete, additional training may be offered subject to availability and at TSG's then prevailing rate per person, per class. The additional training charge will be assessed on Customer's monthly invoice.

     10.4.2 The training described in Article 10.4 shall be performed at a location designated by TSG.

     10.4.3 Except as otherwise provided herein, Customer is responsible for all training of all its employes in the proper use of the SABRE
     System.

     10.4.4 In addition to the training described in Article 10.4, TSG may offer to Customer supplemental training programs on a local level at TSG's then prevailing rate and method of delivery. Such training may consist of, but not be limited to, workshops, seminars, self-paced instruction and individual consultations.

     10.4.5 Customer and its trainees agree to comply with all training procedures and rules established by TSG, and TSG reserves the right to remove any Customer trainee from the training program if such trainee fails to comply with such procedures and rules.

     10.4.6 TSG may, at its discretion, monitor or test Customer's employee's training levels. If TSG determines the training level of any one or more of Customer's employees to be insufficient, then Customer will institute such additional training at its own expense (including, if necessary, additional training by TSG at TSG's then prevailing charges) as may be necessary to bring Customer's employees to the level of training required by TSG.

11.  WARRANTY, AND LIMITATION OF WARRANTY, LIABILITY AND REMEDY

11.1 SABRE Warranty. TSG agrees to use reasonable efforts to maintain the availability of the SABRE System, but shall have no liability for interruptions in the operation of the SABRE System except as specifically provided herein. Subject to the terms hereof, in the event that the SABRE System is not operable ninety-five percent (95%) of the total normal business hours each month, excluding periods for maintenance of Standard Equipment or other scheduled down time ("Normal Time"), TSG will reduce the monthly Charges (on a pro-rata basis according to the percentage of Normal Time during which the SABRE System was not operable at least ninety-five percent (95%) of the Normal Time. For purposes of this article, normal business hours shall be 9:00 a.m. to 6:00 p.m., local time, Monday through Saturday. The SABRE System shall be deemed inoperable if Customer is unable, after calling SABRE Customer Service to make any SABRE Bookings as a result of a failure attributable to the SABRE System. To request a reduction under this Article, Customer shall submit a written record to TSG and request an adjustment in the monthly charges. Customer's written records must be submitted in a timely manner and include, at a minimum, the date and time of the outage, the time the outage was reported to SABRE Customer Service, the time the SABRE System was restored (within normal business hours as defined above) and the type of outage.

11.2 Limited Warranty of the System. In the event of a material malfunction or defect in an unaltered component of the System that substantially affects performance of the System that is reported by Customer to TSG and that can be reproduced by TSG, TSG will use reasonable efforts to correct such malfunction or defect without additional charge to Customer. THE FOREGOING SHALL BE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY MALFUNCTION OR DEFECT IN THE SYSTEM. IF SUCH MALFUNCTION OR DEFECT MATERIALLY IMPAIRS CUSTOMER'S USE OF THE SYSTEM AND CANNOT BE CURED AS PROVIDED IN THIS SECTION, THEN CUSTOMER'S ALTERNATE SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT WITHOUT FURTHER LIABILITY TO TSG FOR DAMAGES HEREUNDER.

11.3 Exclusion of Other Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN THIS ARTICLE, THE USE OF THE SABRE SYSTEM, THE DATA DERIVED FROM THE SABRE SYSTEM, THE SYSTEM AND/OR ANY COMPONENTS THEREOF ARE PROVIDED TO CUSTOMER BY TSG, ANY INFORMATION PROVIDER OR THE OWNER OF ANY ELEMENT OF THE SYSTEM (AS THE CASE MAY
BE) "AS IS AND WITH ALL FAULTS". ALL OTHER WARRANTIES ARE HEREBY DISCLAIMED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF ACCURACY, COMPLETENESS AND NON-INFRINGEMENT OF THE DATA DERIVED FROM THE SABRE SYSTEM, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

11.4 Limitation of Liability.

     11.4.1 NEITHER TSG NOR ANY INFORMATION PROVIDER NOR ANY OWNER OF ANY ELEMENT OF THE SYSTEM OR THE SABRE SYSTEM SHALL BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY INJURY, LOSS, CLAIM OR DAMAGE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF TSG OR ANY INFORMATION PROVIDER OR BY ANY OWNER OF ANY ELEMENT OF THE SYSTEM OR BY EVENTS BEYOND THE CONTROL OF TSG OR OF ANY OF THOSE OTHER PERSONS.

     11.4.2 IF A PASSENGER USES A CONFIRMED TICKET FOR AIR TRANSPORTATION ISSUED PURSUANT TO A RESERVATION MADE BY CUSTOMER BY MEANS OF THE SABRE SYSTEM AND IS REFUSED CARRIAGE BECAUSE OF AN OVERSALE OF SEATS OR THE LACK OF RECORD OF SUCH RESERVATION, THE SOLE REMEDY OF CUSTOMER SHALL BE AS SET FORTH IN THE TARIFF OF THE REFUSING CARRIER OR APPLICABLE TERMS AND CONDITIONS OF THE CARRIER'S CONTRACT OF CARRIAGE.

     11.4.3 TO THE EXTENT THAT TSG HAS ANY LIABILITY UNDER THIS AGREEMENT OR UNDER ANY THEORY OF LIABILITY, TSG'S CUMULATIVE LIABILITY FOR DAMAGES TO CUSTOMER HEREUNDER SHALL BE LIMITED TO THE LESSER OF (1) CUSTOMER'S DIRECT DAMAGES, (2) THE TOTAL AMOUNT OF CHARGES ACTUALLY PAID BY CUSTOMER TO TSG PURSUANT TO THIS AGREEMENT OVER THE TERM OF THIS AGREEMENT, OR (3) ONE MILLION DOLLARS ($1,000,000).

     11.4.4 NEITHER TSG NOR ANY INFORMATION PROVIDER NOR ANY OWNER OF ANY ELEMENT OF THE SYSTEM SHALL BE LIABLE TO CUSTOMER UNDER ANY THEORY OF LIABILITY OR ANY FORM OF ACTION, INCLUDING NEGLIGENCE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE OR SAVINGS, OR THE LOSS OF USE OF ANY DATA, EVEN IF THAT PERSON THAT WOULD HAVE BEEN LIABLE IN THE ABSENCE OF THIS SECTION HAD BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF.

11.5 NON-SABRE TRAFFIC. CUSTOMER ACKNOWLEDGES THAT IT IS SOLELY LIABLE FOR THE CONTENT, ACCURACY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR OTHER THIRD PARTY RIGHTS, OF THE NON-SABRE TRAFFIC. CUSTOMER WARRANTS THAT THE TRANSMISSION AND RECEIPT OF NON-SABRE TRAFFIC BY CUSTOMER IS NOT IN CONTRAVENTION OF ANY LAWS, RULES OR REGULATIONS. FURTHER, CUSTOMER HEREBY WARRANTS THAT IT HAS ENTERED INTO SUCH SEPARATE AGREEMENTS AS IT DEEMS NECESSARY OR APPROPRIATE WITH THE SYSTEMS OR NETWORK PROVIDERS FOR THE TRANSMISSION AND RECEIPT BY CUSTOMER OF THE NON-SABRE TRAFFIC AND, IN PARTICULAR, CUSTOMER WARRANTS THAT IT SHALL BE SOLELY LIABLE TO THESE PROVIDERS FOR ANY MALFUNCTION OR OTHER ADVERSE IMPACT EXPERIENCED BY SAID PROVIDERS AS A RESULT OF THE TRANSMISSION AND RECEIPT BY CUSTOMER OF THE NON-SABRE TRAFFIC.

12.  INDEMNIFICATION

12.1 Customer and TSG ("Indemnitor") hereby agree to indemnity and hold each other, their affiliates, subsidiaries, successors end assigns and their officers, directors, agents and employees ("Indemnitees") harmless from and against third-party liabilities, including, but not limited to, attorneys' fees, and other expenses incident, thereto, ("Claims") which may be threatened against, or recoverable from the Indemnitees by reason of any injuries to or death of persons or loss of, damage to, or destruction of property to the extent arising out of or in connection with any act, or omission of the Indemnitor.

12.2 Customer will indemnify TSG for any Claims, including debt memos issued by Participants, arising from Customer's misuse of the SABRE System including, without limitation, making fraudulent bookings and/or failing to honor Participant ticketing and fare rules.

13.  ASSIGNMENT

13.1 Assignment Or Sublease By Customer. Customer shall not sublease, transfer or assign this Agreement or any portion thereof, or any right or obligation hereunder, unless customer has obtained the prior written consent of TSG, which consent shall not be unreasonably withheld. Any attempted assignment in violation of this Article shall be void.

13.2 Assignment by TSG. TSG shall have the right to sell, transfer, assign or delegate its, interests, rights and/or obligations, without the prior consent of Customer, and, provided that such transferee or assignee assumes all of TSG's obligations, TSG shall be released of all obligations after the effective date of such sale, transfer, delegation or assignment.

14.  TERMINATION AND DEFAULT

14.1 Default By Customer. The occurrence of any one or more of the following events shall constitute a non-exclusive event of default (the "Event of Default") pursuant to the terms of this Agreement:

     14.1.1  Customer falls to pay any amount when due;

     14.1.2 Any representation by Customer is discovered to be materially misleading or inaccurate, or Customer fails to perform any material covenant, agreement, obligation, term or condition contained herein;

     14.1.3 Customer terminates or cancels this Agreement or any portion thereof, except as expressly permitted in this Agreement;

     14.1.4 Customer ceases to do business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they become due, acquiesces in the appointment of a trustee, receiver or liquidator for it or any substantial part of its assets or properties, or executes an agreement to sell all or substantially all of its assets without obtaining the consent for assignment of this Agreement under Article 13.1;

     14.1.5 Customer fails to secure and maintain Airlines Reporting Corporation ("ARC") accreditation for ticketing of reservations;

     14.1.6 Events of Default described in 14.1.1, 14.1.2 and 14.1.4 shall not be cause for termination if Customer cures such failure within fifteen (15) days after date of written notice from TSG. If Customer cures its failure as provided in this provision, said failure shall not be considered to be an Event of Default for the purposes of Article 14.2.

14.2 TSG's Rights Upon Termination. Upon the occurrence of an Event of Default and subject to Article 14.1.6, TSG shall have the right to any one or more of the following remedies; (i) terminate this Agreement and Customer's access to the SABRE System, the System and any other approved systems or networks; (ii) seek all legal and equitable remedies to which it is entitled; and (iii) retake immediate possession of the System. If Customer's Event of Default results in termination, Customer agrees to pay to TSG damages suffered by TSG as a result of such Event of Default.

14.3 Termination By Customer. In the event that TSG breaches any material term of this Agreement, which breach continues for a period of fifteen (15) days after TSG receives from Customer written notice which sets forth the specific breach and Customer's intent to terminate the Agreement if such breach is not cured, then Customer may immediately terminate the Agreement upon separate written notice to TSG. Customer may not otherwise cancel, terminate, modify, repudiate, excuse or substitute this Agreement without TSG's prior written consent, which TSG may withhold in its absolute discretion.


15.  MISCELLANEOUS

15.1 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. CUSTOMER HEREBY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND THE COURTS OF THE STATE OF TEXAS IN ANY DISPUTE ARISING OUT OF THIS AGREEMENT AND AGREES THAT SERVICE OF PROCESS SHALL BE SUFFICIENT IF MADE ON THE SECRETARY OF STATE OF THE STATE OF TEXAS WITH A COPY TO BE SENT, REGISTERED MAIL TO THE CUSTOMER AT THE ADDRESS SET FORTH IN SCHEDULE A OR SUCH OTHER ADDRESS AS CUSTOMER MAY LATER SPECIFY BY WRITTEN NOTICE TO TSG.

15.2 Binding Effect. Except as otherwise provided, this Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto.

15.3 Deletion of Equipment. During the term of the Agreement, Customer may delete up to [*] of the installed productive video agent sets, video agent set terminal addresses and printers, contingent upon the following: (a) Customer provides documentation of a substantial decrease in the number of SABRE Bookings, which decrease is the result of the loss of its commercial accounts and/or customer base; (b) Customer notifies TSG, in writing, of the description and location of the equipment to be deleted (the "Deleted Equipment"); (c) Customer pays to TSG the then current de-installation charges for the Deleted Equipment plus any outstanding Charges for such Deleted Equipment up through the Stop Billing Date which TSG will specify to Customer; and (d) Customer will forfeit all right and equity, if any, in the Deleted Equipment removed from Customer's location.

     15.3.1 If Customer complies with the requirements identified in 15.3 above, TSG shall de-install the Deleted Equipment and disconnect it from the System.

     15.3.2 TSG shall defer all Charges related to the Deleted Equipment ("Deferred Charges") from the Stop Billing Date to the termination date of this Agreement on the following conditions: (a) the Additional Term and all other terms and conditions of this Agreement that would have applied to the Deleted Equipment shall apply to any Standard Equipment added to the System after the Stop Billing Date, up to an amount equal in number and type to the Deleted Equipment or such lesser amount agreed to by TSG ("Re-installed Equipment"); and
(b) Customer shall pay TSG all applicable Charges for the Re-installed Equipment, including installation, lease, maintenance and use Charges, at TSG's then current rates.

     15.3.3 The Deferred Charges shall be deemed waived by TSG at the end of the Initial Term of the Agreement or any renewal thereof if Customer has not breached this Agreement. Interest shall accrue on the Deferred Charges at the maximum rate allowed by applicable law from the date of the deferral until payment. In addition to all other rights under Article 14.2, TSG shall be entitled to immediate payment of the Deferred Charges plus interest upon default by Customer.

15.4 Entire Agreement. This Agreement and the Instructions constitute the entire agreement of the parties as to the matter set forth herein and shall supersede any previous understandings, agreements, representations, statements, negotiations and undertakings, whether written or oral, between the parties relating to the matters set forth herein. Any amendment to this Agreement must be in writing and signed by the authorized representatives of both parties.

15.5 Force Majeure. TSG and Customer shall be relieved of their obligations hereunder in the event and to the extent and only so long as that performance is delayed or prevented by any cause reasonably beyond their control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes or strikes, or any acts or orders of any governmental authority, inability to obtain supplies and materials (including without limitation computer hardware) or any delay or deficiency caused by the electrical or telephone line suppliers or other third parties.


[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

15.6 Notices. Unless otherwise stated, notices given or required under this Agreement must be in writing and shall be deemed delivered upon deposit through the United States Mail, to TSG at P.O. Box 619815, MD 3558, Dallas/Fort Worth, Texas, 75261-9615 (to be sent to the attention of SABRE Travel Information Network, Financial Services) or to the Customer at the address set forth in Schedule A.

15.7 Return of System. Upon the termination of this Agreement for any reason, Customer, at its sole cost and expense, shall return the System and all Confidential information as requested by TSG, in good repair, condition and working order, less normal and ordinary wear and tear, by delivering it to a common carrier selected and designated by TSG, F.O.B. the destination designated by TSG in writing.

15.8 SABRE System Modification. TSG retains the right to modify the SABRE System, at its discretion at any time during the term of this Agreement. However, such modifications will not materially impair Customer's ability to access and use the SABRE System in the manner expressly permitted in this Agreement.

15.9 Severability. Any provision of this Agreement which may be determined by a court or other competent governmental authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective, only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions thereof, unless said prohibition or unenforceability materially alters the rights or obligations of either party.

15.10 Subsequent Acts of Government. In the event that there is any change in any statute, rule, regulation or order governing the operation of computerized reservations systems, or air transportation generally or the SABRE System, which in any way materially impairs the benefits of this Agreement to TSG, then the parties hereto will commence consultation in order to determine what, if any, changes to this Agreement are necessary or appropriate, including, but not limited to, early termination of this Agreement. If the parties hereto are unable to agree upon changes in the Agreement in response to such new statute, rule, order or regulation within thirty (30) days after commencement of such consultation, this Agreement may be canceled by TSG upon giving Customer ninety
(90) days prior written notice of such cancellation. If TSG elects to terminate the Agreement pursuant to this Article, except for Customer's obligation to pay any and all Charges incurred through the date of termination, each party shall be relieved of any future obligations under this Agreement as of the effective date of cancellation. each party shall bear its own costs and expenses incurred as a result of said termination. Customer does not have the right to terminate the Agreement under this provision.

15.11 Surviving Sections. If the term of the Agreement expires or is terminated for any reason before Customer has paid to TSG all of the sums due, the Agreement shall survive such expiration or termination to the extent necessary to protect TSG's rights until all sums owed to TSG have been paid. Notwithstanding anything to the contrary referenced herein, Articles 6, 8, 11 and 12 shall survive the termination of this Agreement.

15.12 Waiver. A failure or delay of either party to require strict performance to enforce a provision of this Agreement or a previous waiver or forbearance by either party shall in no way be construed as a waiver or continuing waiver of any provision of this Agreement.

15.13 Acknowledgment. Customer hereby acknowledges that TSG has offered Customer a SABRE Subscriber Agreement with three (3) year term with reasonable terms and conditions.

16.  INTERNET CONNECTIONS

16.1 Limited License. Customer may establish an Internet Connection using TSG's products or a third party application. Customer is hereby given a limited license to utilize data transmitted from the SABRE System for purposes of developing, operating and maintaining a reservation booking site solely for the use of its customers and according to the other limitations contained in the Agreement, including, without limitation, Article 8.3. All uses of the SABRE System through an Internet Connection will be considered uses by Customer under this Agreement. Customer may not utilize any data transmitted from the SABRE System for purposes of developing, operating or maintaining a reservation booking site or any other redisplay of SABRE System data for any third party including any un-affiliated travel agencies.

16.2 Termination. The limited license granted in Article 16.1 may be terminated by TSG for any reason upon five (5) days written notice to Customer. Upon such termination Customer must immediately remove the Internet Connection and cease utilizing data transmitted under the Agreement for purposes of developing, operating or maintaining a reservation booking site.

16.3 Branding. Customer agrees to adhere to the branding standards and requirements as communicated by TSG which may be modified from time to time upon thirty (30) days advance notice to Customer.

16.4 Charges. Customer will pay a Charge for each PNR created through an Internet Connection at TSG's then current rate.

17. TSG RESERVES THE RIGHT TO CHANGE SABRE GUARANTEE PROGRAM RULES, REGULATIONS, AND SPECIAL OFFERS WITHOUT NOTICE, AND TO END SABRE GUARANTEE PROGRAMS WITHOUT NOTICE

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

                      ALL SIGNATURES MUST BE IN BLACK INK

                                                    CUSTOMER

                                    By:    /s/   Mike Hartley
                                       ---------------------------------------
                                       (Signature)

                                    Name:    Mike Hartley
                                          ------------------------------------
                                          (Print Name)

                                    Title:   President
                                           -----------------------------------


                                    Agency Name:    Cheap Tickets, Inc.
                                                 -----------------------------

                                    Pseudo City Code:   2 DF0
                                                      ------------------------


                                           THE SABRE GROUP, INC.

                                    By:     /s/  Darla K. Couture
                                        --------------------------------------
                                        (Signature)

                                    Name:     Darla K. Couture
                                          ------------------------------------
                                          (Print Name)

                                    Title:     Finance Mgr.
                                           -----------------------------------
                                                               3/11/99

                                 ATTACHMENT I

                       Conditions of Use for SABRE Users


1. QUALIFYING USE. The manufacturer has made this package available to you through The SABRE Group, whether directly or indirectly, on the understanding that it is being supplied to you primarily for use with the SABRE System, and not with a view to resale or other re-marketing.

2.   COPYRIGHT AND OTHER RIGHTS.

The manufacturer's programs contain material in which the manufacturer and in many cases the manufacturer's suppliers, retain proprietary rights. The manufacturer wants these programs to be fully useable by you for the purpose for which they are supplied, that is, in connection with a computer. No infringement of the rights of the manufacturer or of the manufacturer's suppliers will occur provided that the following conditions are observed with respect to each program:

     a.  The program is used only on:

          (i)  a single machine; or

          (ii) on any workstation connected to a single fileserver which is primarily used in connection with the SABRE System.

     b. The program is copied into machine-readable or printed form for backup or modification purposes only in support of use on a single machine, or on a workstation connected to the SABRE System;

     c. However, certain diskettes marked "Copy Protected" may include mechanisms to limit or inhibit copying of the program;

     d. The program is modified or merged into another program only for use on a single machine or on a workstation connected to the SABRE System. Any portion so merged continues to be subject to these conditions;

     e. The copyright notice is reproduced and included in any copy or modifications made of the program and in any program merged into other programs; and

     f. If the program package is transferred to another party, all copies and modifications made of the program must be transferred or destroyed. You do not retain any right with respect to the transferred package. The other party agrees to observes all of these Conditions of Use.

Any other act involving reproduction or use of, or other dealing in the program is prohibited.

You are reminded that it may be necessary to obtain local and United States licenses to export or re-export this package.

No statements contained in this package shall affect the statutory rights of any person.

                 AMENDMENT NO. 1 TO SABRE SUBSCRIBER AGREEMENT

     This Amendment to that certain SABRE Subscriber Agreement is made and entered into this 31st day of December, 1998, between The SABRE Group, Inc. ("TSG") and Cheap Tickets, Inc. ("Customer").

                                   RECITALS

     WHEREAS, TSG and Customer have entered into that certain SABRE Subscriber Agreement, dated as of 31 December 1998 (the "Agreement"); and

     WHEREAS, it is in the best interest of the parties to modify certain provisions of the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, TSG and Customer hereby agree as follows:

1. Effective Date. The effective date of this Amendment is 31 December
1998.

2. Cash Advance. TSG agrees to pay to Customer the following, as SABRE Promotional Support, pursuant to the schedule set out below contingent upon the Agreement and this Amendment have been signed by both Customer and TSG:

        [*] within [*] after the Agreement and this Amendment have been signed by both parties.

If an Event of Default as defined in Article 14.1 of the Agreement occurs, TSG's obligations under this Amendment are nullified and Customer will be immediately obligated to repay to TSG all monies paid by TSG to Customer pursuant to this Amendment.

3. Line of Credit. TSG shall extend to Customer a line of credit in the following amount, which amount will be applied automatically toward the payment of TSG Charges. Such line of credit shall be applied each month until the total amount is exhausted. Unless an Event of Default as defined in Article 14.1 of the Agreement occurs, any unused portion of this line of credit shall be applied in its entirety as a line of credit to the subsequent SABRE subscriber agreement between TSG and Customer, with the conditions as set forth in this paragraph. If an Event of Default as defined in Article 14.1 of the Agreement occurs, or upon termination of this Agreement without concurrent execution of a subsequent SABRE subscriber agreement, any unused portion of this line of credit shall revert to TSG and be unavailable for Customer's use.

                                    [*]                                 Line of Credit
                                  -------                              ----------------
              1                     [*]                                      [*]
              2                     [*]                                      [*]
              3                     [*]                                      [*]
              4                     [*]                                      [*]
              5                     [*]                                      [*]


4. Current and Expansionary Devices. Upon the Effective Date of this
Amendment and provided Customer meets the terms and conditions as set forth below and in the Agreement TSG shall provide, each month during the term hereof, fixed monthly discounts to offset the charges for the services and products listed below that are either currently installed or installed subsequent to the Effective Date of the Agreement:
   (a) data lines, fileservers, gateways, SABRE video agent sets, SABRE Printers, Satellite Ticket Printers (STP's) or any other equipment standard to the SABRE System, provided the following:
        (i) TSG will not provide fileservers, gateways or SABRE video agent sets at Customer call center locations;
        (ii) TSG will provide currently installed equipment at Customer locations other than at Customer call centers;
        (iii) TSG will provide expansionary SABRE gateways and SABRE video agent sets at Customer locations other than at Customer call centers, [*]


[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

based on total Customer SABRE Bookings and Customer SABRE gateways and SABRE video agent sets on the Effective Date of this Agreement at Customer locations other than at Customer call centers;
        (iv) TSG will provide expansionary SABRE Printers and Satellite Ticket Printers (STP's) [*] based on total Customer SABRE Bookings and Customer SABRE Printers and Satellite Ticket Printers (STP's) on the Effective Date of this Agreement;
        (v) TSG will provide expansionary SABRE data lines [*] based on total Customer SABRE Bookings and Customer SABRE data lines on the Effective Date of this Agreement. Equivalent Data Line is defined as [*];
        (vi) TSG will not provide maintenance for equipment that is not owned by TSG;
     (b) SABREscribe;
     (c) installation, de-installation, move and relocation charges (excluding charges associated with moves or relocations outside the ordinary course of business which shall be determined by Customer's past practices, which shall be billed to Customer at TSG's then prevailing rate);
     (d) variable charges for Branch Access, Bargain Finder Plus, FACTS Report, Option 6 Interface, Invoice and Itinerary, Microfiche, Ticketing, ARC Report, SABRE Report Managers, Classified Fares, STARS and SABRE Re-Check;

     (e) [*] of the monthly lease and SMU Charges for SABRE TravelBase equipment, operating system licenses and software license fee sufficient to process [*] SABRE Bookings per year [*]; provided, however, that if TSG does not offer, [*]. Offset of charges related to SABRE TravelBase or other back-office product is contingent upon Customer's agreement to the conditions as set forth in (i) Appendix A to this Agreement and (ii) the SABRE TravelBase System Lease Agreement between Customer and TSG which his effective at that time;

     (f) [*] SABRE TravelBase workstations in Year One of this Agreement, increasing up to a total of not more than [*] SABRE TravelBase workstations by Year Five of the Agreement, as TSG and Customer jointly determine that a need for such SABRE TravelBase workstations exists; in addition, TSG will provide to Customer sufficient software licenses for Customer-owned SABRE TravelBase workstations.

5. Additional Standard Equipment. TSG agrees to allow Customer to add Standard Equipment in excess of that provided for in paragraph 4, and Customer and TSG agree that all Standard Equipment added under this paragraph 5 will be charged on a monthly basis at TSG's then prevailing rate. Customer and TSG agree that the rate charged is the rate that applies to the actual piece of Standard Equipment most recently added by Customer. TSG agrees to allow Customer to choose to pay for this additional Standard Equipment with either cash or funds from Customer's Line of Credit.

6. Booking Threshold Adjustments. TSG agrees to offer Customer, as new products are introduced, the option to pay for those products at standard non-discriminatory rates as described in the product offering.

7. Booking Threshold. Notwithstanding anything contained herein, TSG shall have no obligation to perform the undertakings set forth in paragraph 4 unless: (a) the Standard Equipment is available for purchase by TSG on reasonable terms and conditions from the manufacturer, and (b) Customer processes a minimum of the following number of SABRE Bookings [*] (the "[*]Volume Threshold") during the term of the Agreement:


                                    [*]                             Minimum SABRE Bookings
                                  -------                      --------------------------------
              1                     [*]                                      [*]
              2                     [*]                                      [*]
              3                     [*]                                      [*]
              4                     [*]                                      [*]
              5                     [*]                                      [*]


Notwithstanding anything contained herein, TSG shall have no obligation to perform the undertakings set forth in paragraph 9 unless Customer achieves the Monthly Booking Threshold as described herein.



[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

8. SABRE Bookings Below [*] Volume Threshold. In the event Customer fails to achieve the [*] Volume Threshold in paragraph 7 for each [*] measurement period, Customer shall pay to TSG an amount equal to the prevailing booking fee that TSG charges to airlines that participate in the full availability features of the SABRE System multiplied by the difference between the [*] Volume Threshold and the actual SABRE Bookings at all the Customer's locations. Measurement of the [*] Volume Threshold shall be performed by TSG on a [*] basis commencing on the Effective Date of the Agreement.

9. [*] (Base Bookings). TSG and Customer agree that if Customer processes SABRE Bookings as described in the table below, [*]. [*] may be [*], provided however, Customer is current in its payments due to TSG. [*] upon the happening of an Event of Default under the terms of the Agreement. Customer and TSG agree that TSG is under no obligation to provide any credits, offsets or discounts of any kind to Customer beyond the Initial Term of the Agreement.

      [*]                      SABRE Booking Level                               [*]
     -----                    ---------------------                             -----
      [*]                 For SABRE Bookings between [*]                [*] per SABRE Booking
      [*]                  For SABRE Bookings above [*]                 [*] per SABRE Booking




10. [*] (Incremental Bookings). TSG and Customer agree that if Customer processes SABRE Bookings above the Volume Threshold described in the table below at the end of [*], TSG shall establish a [*] in excess of the levels stated in the table below. [*] Charges not covered by this Agreement. [*] upon completion of each [*], provided however, Customer is current in its payments due to TSG. In the event that Customer processes SABRE Bookings above the Volume Threshold within the first three quarters of Agreement Years 2, 3, 4 or 5, TSG agrees to allow Customer to convert to cash, for payment at the third quarter measurement period, an amount equal to [(SABRE Bookings processed by Customer during the first three quarters of that Agreement Year minus SABRE Booking Volume Threshold for that Agreement Year) multiplied by $0.75], provided however, Customer is current in its payments due TSG. Any unused portion of this [*] upon the happening of an Event of Default under the terms of the Agreement.

      [*]                 SABRE Booking Volume Threshold                         [*]
     -----               --------------------------------                       -----
      [*]                       [*] SABRE Booking                                [*]
      [*]                       [*] SABRE Booking                                [*]
      [*]                       [*] SABRE Booking                                [*]
      [*]                       [*] SABRE Booking                                [*]
      [*]                       [*] SABRE Booking                                [*]


11. SABREscan. TSG and Customer agree to a contractual SABREscan rate of [*] Transactions per SABRE Booking. Transactions and SABRE Bookings include, but are not limited to, those generated by Customer retail, call-center and on-line ("Internet") locations. Customer agrees that SABREscan will be measured monthly using a twelve-month rolling average, and Customer agrees to pay TSG on a quarterly basis an additional charge at the rate of [*] per Host Transaction for Host Transactions which exceed the level of [*] Host Transactions per SABRE Booking.

12. Fares Filing. TSG and Customer agree to retain in force the provisions of the agreement termed "SABRE Agreement for Negotiated Fares Maintenance" dated 15 July 1994, throughout the term of the Agreement. Customer agrees to pay TSG the monthly charge of [*] for these services. Should TSG's costs to provide Customer's fares



[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

filing decline substantially below [*] per month, TSG agrees to reduce Customer's charges associated with this fares filing. TSG agrees to guarantee fares filed by Customer as set forth in Appendix B.

13. SABRE Terminal Addresses (TAs). Customer agrees to pay TSG the sum of [*] for every Terminal Address exceeding the [*] total number allowed by TSG below.


       Year         Total Number of TAs Allowed
      ------        ---------------------------
      Year 1                  [*]
      Year 2                  [*]
      Year 3                  [*]
      Year 4                  [*]
      Year 5                  [*]


14. Internet On-line Bookings. Customer agrees to pay TSG the sum of [*] for every ticketed Passenger Name Record ("PNR") created which utilizes Customer's Internet website for all or part of the booking process.

15. Credit Card Address Verification ("AVS"). Customer agrees to pay TSG the sum of [*] for every automated credit card address verification ("AVS") query Customer processes through SABRE. [*].

16. Turbo SABRE License Fees. Customer agrees to pay TSG the sum of [*] for each additional Turbo SABRE license utilized by Customer during the term of this Agreement. TSG agrees [*] by Customer on or after the Effective Date of this Agreement [*] of its purchase date.



17. TSG Technical Support. Customer agrees to pay TSG the sum of [*] per hour for any TSG in-house technical support provided to Customer by TSG during the term of this Agreement. Customer agrees that TSG is under no obligation to provide technical support to Customer, and agrees to pay TSG for the services of any outside parties (including but not limited to consultants and subcontractors), which may be passed through to Customer at rates which may exceed [*] per hour. Customer also agrees to pay TSG's reasonable administrative costs and travel and incidentals expenses associated with any Customer technical support provided by or on behalf of TSG.


18. Reduction in Number of Data Lines. Provided that Customer reduces its usage of SABRE data lines, TSG shall provide Customer additional amounts in Customer's paragraph 3 Line of Credit. These additional amounts shall be calculated monthly as [(41 minus Customer's number of Equivalent Data Lines in that month) multiplied by $250 per month].

                     Number of Equivalent                  Number of Equivalent
     Data Line            Data Lines           Data Line        Data Lines

96 KB X .25                   1          384 KB Frame Relay         6

56 KB Frame Relay             2          512 KB Frame Relay         7

ISDN                          2          768 KB Frame Relay         8

128 KB Frame Relay            3          1024 KB Frame Relay       10

256 KB Frame Relay            5          1536 KB Frame Relay       11


19. Reports. Reports showing the number of SABRE Bookings shall be provided by TSG on a monthly basis. Invoicing, if necessary, will be made at the end of each month and Customer agrees to pay all amounts due to TSG, including applicable taxes, within thirty (30) days of the invoice date.


20. Monthly Reconciliation. The reports will be reconciled by TSG and Customer each month. The semi-annual measurement will be calculated using the reconciled information.


21. Yearly Reconciliation. Upon each anniversary of the Effective Date, there shall be a reconciliation of payments/credits made throughout the year. Such reconciliation shall consist of the following: the total SABRE Bookings over the year shall be compared to the Booking Threshold as defined in paragraph 7 and the differentiation shall be applied to the formula herein regarding SABRE Bookings above or below the Booking Threshold as applicable ("The Reconciled Amount"). The Reconciled Amount, and all [*] Volume Threshold incentives under paragraph 10 shall be compared to the actual amount of payments/credits provided during the same year and TSG shall invoice or credit Customer for the difference between The Reconciled Amount and the actual amount paid/credited during the year.


22. Acquisitions. If at any time during the term of the Agreement, Customer purchases or otherwise acquires all of the assets of any travel agency which utilizes SABRE, then such travel agencies shall be bound by the terms and conditions as set forth in the Agreement and this Amendment. Notwithstanding the foregoing, all outstanding receivables at the time of acquisition by Customer must be paid to TSG prior to inclusion of the acquired locations and/or equipment under the terms of the Agreement, unless otherwise agreed to by both parties. Customer and travel agency acquired must both notify TSG in


[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

writing of the acquisition and must provide at a minimum (i) the pseudo city code of acquired location(s), (ii) total number of productive devices being acquired, and (iii) the effective date of the acquisition.

23. Communications Costs. Commencing on the first anniversary of the Effective Date but not more than once every contract year, TSG shall have the right to decrease the Yearly Volume Threshold Incentives to recover any actual increases in communication costs during the upcoming year. TSG shall provide to Customer satisfactory evidence of such increased communication costs.

24. SABRE System Reliability. In the event Customer is unable to generate SABRE Bookings through the System or the SABRE System for a period of four or more consecutive hours, or 32 (thirty-two) hours within any calendar month, due to the negligence of TSG, TSG and Customer agree to negotiate an appropriate financial remedy for Customer.

25. Wholly Owned Offices/Outlets. The terms and conditions of the Agreement and this Amendment are only applicable to wholly owned offices/outlets of Customer and shall not apply to any franchise or associate operation.

26. Confidentiality. It is expressly understood and agreed that this Amendment and the Agreement, and each and every provision hereof, shall be held and treated as confidential and shall not be disclosed by Customer to any other person, firm, organization, association, or entity, of any and every kind, whether public, private or governmental, for any reason, or at any time, without the prior written consent of TSG (except that Customer may disclose the provisions of the Agreement and this Amendment to its attorney and/or accountant), unless such disclosure is required by law or legal process. In the event of such disclosure, this Amendment and the Agreement may be terminated immediately by TSG, without notice to Customer, and TSG shall have the right to pursue any remedies available to it in law or in equity.

27. Defined Terms. The defined terms used in this Amendment shall have the meaning assigned to such terms in the Agreement.

28. Agreement. Except as otherwise provide herein, all other terms of the Agreement remain in full force and effect. In the event of any conflict between the terms of the Agreement and this Amendment, the Amendment shall control.

29. Termination of Prior Agreements. All oral or written agreements entered into by the parties prior to the effective date of the Agreement and this Amendment which relate to the maintenance or use of the SABRE System or any portion thereof shall be deemed terminated upon execution of the Agreement and this Amendment.


    IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written below.



            CUSTOMER                              THE SABRE GROUP, INC.

By:  /s/ Mike Hartley                     By:  /s/ Darla K. Couture
   -----------------------------             ---------------------------------
       (Signature)                               (Signature)

Name:  Mike Hartley                       Name:  D.K. Couture 3/11/99
     ---------------------------               -------------------------------
       (Print Name)                              (Print Name)

Title: President                          Title:
      --------------------------                ------------------------------

Date:  2/25/99                            Date:
     ---------------------------               -------------------------------

PCC:  2DF0
    ----------------------------

                                   Appendix A

            Cheap Tickets, Inc.-TSG TravelBase Operating Conditions

TravelBase system performance, and TravelBase's resultant ability to process the transactions associated with a given number of SABRE Bookings, is dependent upon a broad range of factors. Many of these factors rest solely within the control of Customer. Customer agrees to operate TravelBase in an efficient manner, in a manner for which it was designed, and in a manner in keeping with Customer's Past Practices.

Customer agrees to consult with TSG prior to any use of TravelBase outside of Customer's Past Practices. Such use would include, but is not limited to, substantially greater report size or frequency, highly automated interactive reporting or other database interaction for which TravelBase is not currently used by Customer, substantial increase in record sizes, and any substantial increase in the number of concurrent connections to TravelBase.

Customer and TSG agree to mutually confer to determine how to respond to any Customer business need that might result in Customer's use of TravelBase outside of Customer's Past Practices. Customer and TSG also agree to make good faith efforts to negotiate, to mutual satisfaction, any financial impacts related to providing such a solution to Customer. In the event that these good-faith negotiations are unsuccessful Customer agrees that TSG is under no obligation to provide or support that use of TravelBase outside of Customer's Past Practices. If Customer proceeds with such usage of TravelBase outside of Customer's Past Practices without TSG's written concurrence, Customer agrees to (i) pay TSG for any additional cost incurred by TSG resulting from that usage and (ii) hold TSG harmless, in the event that TravelBase is unable to adequately process Customer's data.

Past Practices include, but are not limited to, Customer's current

 .  Number of concurrent users
 .  Number of concurrent connections per user
 .  Number of transactions per SABRE Booking
 .  Average size of transaction record
 .  Peak size of transaction record
 .  Number of reporting links
 .  Report size
 .  Frequency and timing of reporting queries

Customer agrees to limit the total number of months of data stared on the TravelBase system to 35 months.

                                   Appendix B

                 Cheap Tickets, Inc.--TSG Fare Filing Guarantee

TSG is committed to providing quality information and guarantees the fares that are auto-priced and ticketed in our system. In order to provide accurate fares, TSG must control the content and is therefore unable to guarantee fares that have been changed or manipulated and those that do not adhere to the fare rules. This document should clarify the types of fares and ticketing practices TSG will and will not guarantee.

Criteria for Debit Memo Reimbursement
-------------------------------------

Debit Memos for the following types of fares and ticketing practices will generally be paid by TSG; however, such debit memo will be reimbursed only when error is caused by the SABRE System's pricing functionality. For example, a debit memo caused by an incorrect ticket designator would not be paid by TSG:

1. Phase 3.0 tickets: tickets auto-priced and ticketed through the SABRE System (See exceptions listed below)
2. Phase 3.75 tickets: tickets showing ticket designator

TSG will NOT pay Debit Memos related to certain types of faring and/or ticketing practices including, but not limited to, the following:

1.  Fare quotes

2.  Handwritten tickets

3.  Phase 4.0 tickets

4.  Phase 3.5 tickets

5. Phase 3.75 tickets which have an error not caused by the SABRE System's pricing functionality, including tickets with incorrect ticket designators

6. Airline schedule changes Messages not received by the subscriber which result in additional charges to the customer

7. Add-collects made to customers due to a change in itinerary from the original ticket

8. Ghost tickets, printer problems and outages, refund penalties due to refunding a round trip ticket when only a portion of the ticket is used, or a non-refundable ticket

9.  Failure to report a ticket during a sales reporting period

10. Credit Card charges made by the Airline for incorrect credit card authorization codes, use of incorrect credit card, over-extending floor limits, or use of black-listed or stolen cards

11. Phase 3.0 tickets that have been manipulated and subject to the overrides listed below:

    - Tax exemptions that are a result of in override of the SABRE System's tax program (subscriber is responsible for showing proof of tax exemption status to die airline and collect all appropriate taxes)

    - Senior Citizen Discount override when fire rules states no Senior Citizens Discount are allowed on specific fare basis

    -  Endorsement violations that are a result of a ticketing override

    - Canceled and Re-booked itineraries for the purpose of extending the ticketing limit. Ticketing requirements must be met and ticket must be issued within the time frame of the initial booking of SABRE record.

    - Passive Segment bookings and fees, i.e.: Debit Memos issued for incorrect booking code when the itinerary has been passively booked in a class of service not applicable to the fare used. Debit memos issued for segment fees for usage of my passive status code such as GK or BK

    -  Commission over-collection by agency

    -  Plating fees by Airlines

    -  Point beyond ticketing when traveler has not completed the trip booked

    -  Back to back ticketing when multiple round trips are booked in one PNR

    -  Validation override

Terms and Conditions
--------------------

TSG reserves the right to modify and/or cancel its Fare Guarantee Policy at any time without notice.

Neither TSG nor its affiliates shall be liable to Customer, nor deemed to be in default of this Agreement on account of any delays, errors, malfunctions, or breakdown with respect to the equipment, data or services provided under this Agreement, regardless of its negligence.

TSG and its affiliates disclaim and Customer hereby waives all warranties, expressed or implied, including but not limited to, any warranty of merchantability or fitness for intended use of any equipment, data or services furnished under this Agreement, or any liability in negligence, tort or strict liability with respect to the equipment data or services furnished hereunder. Customer agrees that neither TSG nor any affiliate of TSG shall be liable to it for consequential damages under any circumstances (including loss of revenues related to the presentation and/or selling of travel-related products or services).

The above terms and conditions relate directly to TSG's fare filing activities on behalf of Customer. The terms and conditions as set forth in the Agreement shall continue to apply, and in the event of any conflict between these terms and conditions, die Agreement shall control.

Contacts & More Information
---------------------------

     Submission of New Debit Memos:
     -----------------------------

     Via fax:  (917) 963-4659
     Via mail:
     ATTN:  Pricing Team
     SABRE WorldFare Pricing Team
     Mail Drop 1457
     P.O. Box 619615
     DFW Airport, TX 75261-9615

     Inquiries about Previously Submitted Debit Memos:
     ------------------------------------------------

     Queue:  QP/IQAS or QP/IQAG